UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2010
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center
Suite 1070
Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On October 27, 2010, TreeHouse Foods, Inc. (NYSE: THS) (the “Company”) amended and restated its credit agreement, dated as of June 27, 2005 (as amended and restated, the “Restated Credit Agreement”), with Bank of America, N.A., as administrative agent, and the other financial institutions parties thereto. The Restated Credit Agreement, among other things, (i) extends the maturity of the Company’s revolving credit facility from August 31, 2011 until October 27, 2015, (ii) increases the amount available under the revolving credit facility from $600 million to $750 million, and (iii) as described below, adjusts the interest rates payable on outstanding borrowings. In addition, the Company is required to pay a quarterly facility fee on all commitments under the Restated Credit Agreement based on the Company’s consolidated leverage ratio.
          Outstanding borrowings under the Restated Credit Agreement generally will bear interest at a rate per annum equal to LIBOR, plus a margin ranging from 1.50% to 2.50% (inclusive of the facility fee), based on the Company’s consolidated leverage ratio, payable in arrears on the last day of the applicable interest period but in no event less frequently than every three months. In addition, the Company has other borrowing rates available under the Restated Credit Agreement, including a base rate plus the applicable margin.
          The covenants under the Restated Credit Agreement were modified to reflect the extended term of the Restated Credit Agreement and the Company’s expected performance, as applicable, during such period. The material terms and conditions under the Restated Credit Agreement are otherwise substantially consistent with those contained in the Company’s credit agreement prior to this amendment and restatement.
          The obligations of the Company under the Restated Credit Agreement are guaranteed by certain of its United States subsidiaries.
          The descriptions of the Restated Credit Agreement set forth above are qualified in their entirety by reference to the Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
               The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Exhibit
Number	Description

10.1	Amended and Restated Credit Agreement, dated as of October 27, 2010, by and among TreeHouse Foods, Inc., Bank of America, N.A., in its capacity as administrative agent, and each of the Lenders parties thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: October 27, 2010	By:	/s/ Thomas E. O’Neill
		Name:	Thomas E. O’Neill
		Title:	General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

10.1	Amended and Restated Credit Agreement, dated as of October 27, 2010, by and among TreeHouse Foods, Inc., Bank of America, N.A., in its capacity as administrative agent, and each of the Lenders parties thereto.

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